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Exhibit 10.42

                              MANAGEMENT AGREEMENT

     This Management Agreement (the "Agreement") is made and entered into as of the 17th day of December, 1997, by and between Sahara Imports, Inc., a Nevada corporation ("Sahara"), and Vinci, Inc., a Nevada corporation (the "Company").

                                    RECITALS

     A. The Company owns a Honda franchised automobile dealership located at 1700 E. Sahara, Las Vegas, Nevada 89104 (hereinafter referred to as the "Dealership").

     B.   The Company operates the Dealership under the name "Las Vegas
Honda."

     C. The Company desires for Sahara to manage the Dealership, and Sahara desires to manage the Dealership, for the consideration and upon the terms set forth in this Agreement.

                                   AGREEMENT

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sahara and the Company agree as follows:

     1.   MANAGEMENT OF THE DEALERSHIP.   The Company hereby engages Sahara
as an independent contractor to manage the Dealership. Sahara shall assume management responsibilities of the Dealership effective February 1, 1998 (the "Effective Date"). Sahara shall be responsible for (a) supervising the daily operations of the Dealership, and (b) making all management and operating decisions, including (without limitation) decisions concerning sales practices, inventory management, and personnel matters. Notwithstanding anything contained in this Agreement to the contrary, the Company shall retain all authority required under the Company's franchise agreement with respect to the Dealership until the closing of the transactions contemplated by that certain Asset Purchase Agreement (the "Purchase Agreement") dated December 17, 1997, by and among Sahara, the Company, and Ronald C. Vinci.

     2.   TERM.   The term of this Agreement shall begin on the Effective
Date and shall terminate (the "Termination Date") upon the earlier of (a) the closing of the transactions contemplated by the Purchase Agreement, or (b) the termination of the Purchase Agreement in accordance with the terms and provisions thereof, including (without limitation) the termination of the Purchase Agreement for Sahara's failure to timely receive the approval of (i) American Honda Motor Co., Inc., (ii) the FTC and the Justice Department under the Hart-Scott-Rodino Act, or (iii) the Nevada Department of Motor Vehicles.

     3.   CONDUCT OF THE BUSINESS OF THE DEALERSHIP.   Sahara shall conduct
the Dealership's business according to the ordinary and usual course of the Dealership's business reasonably

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consistent with past and current practices, and shall not allow the
Dealership to engage in any practice, take any action, or enter into any transaction outside of the ordinary course of business without the prior written consent of the Company.

     4. MANAGEMENT FEE. As consideration for Sahara managing the Dealership during the term of this Agreement, the Company shall pay Sahara a fee in cash (the "Management Fee") in an amount equal to the monthly net income, before depreciation, amortization, income taxes and other non-cash charges, resulting from the business and operations of the Dealership. Net income shall be calculated in accordance with generally accepted accounting principles. Notwithstanding anything contained in this Agreement to the contrary, any costs or expenses that are not directly related to the operation of the Dealership, any deferred costs or expenses of operating the Dealership that were incurred prior to the Effective Date, and any costs or expenses of operating the Dealership that are incurred after the Termination Date, shall be excluded from the calculation of the Management Fee. The Management Fee for any partial calendar month shall be prorated. The Company shall pay Sahara the Management Fee for each month or partial month during the term of this Agreement within fifteen (15) days after the end of such month or partial month.

     5.   LICENSES OF THE DEALERSHIP.   To the extent permitted under
applicable law, the Company agrees to allow Sahara to use the Dealership's dealer numbers, dealer licenses, and dealer tags.

     6.   COOPERATION.   The Company shall (a) cause the Dealership to fully
cooperate with Sahara in connection with Sahara's operation of the Dealership, and (b) name Sahara as an additional insured on all of the Company's liability insurance policies.

     7.   CORPORATE EXISTENCE OF THE COMPANY.   The Company shall maintain
its corporate existence and good standing in the State of Nevada.

     8.   INDEMNIFICATION BY SAHARA.   Sahara shall indemnify, defend and
hold the Company and its officers, directors, shareholders, employees, agents and representatives harmless from and against any and all losses, damages, claims, actions, suits, proceedings, liabilities, obligations, costs and expenses, including reasonable attorneys' fees, arising out of, in connection with, or based upon any breach of this Agreement by Sahara which occurred during the term of this Agreement with respect to the operation of the Dealership. Sahara's indemnification under this paragraph shall survive the termination of this Agreement.

     9.   INDEMNIFICATION BY THE COMPANY.   The Company shall indemnify,
defend and hold Sahara and its officers, directors, shareholders, employees, agents, representatives, parent, and affiliates harmless from and against any and all losses, damages, claims, actions, suits, proceedings, liabilities, obligations, costs and expenses, including reasonable attorneys' fees, arising out of or based upon any act, omission, or event occurring (a) during the term of this Agreement with respect to the operation of the Dealership if caused by the negligence or willful misconduct of the Company, (b) during the term of this Agreement with respect to the Dealership

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other than matters related to the operation of the Dealership,  and (c) prior to and after the Termination Date with respect to the Dealership if the transactions contemplated by the Stock Purchase Agreement do not close. The Company shall cause its insurance policies to be modified to name Sahara as an additional insured. The Company's indemnification under this paragraph shall survive the termination of this Agreement.

     10. AUTHORIZATION AND VALIDITY. The Company has the power and authority to make, execute, deliver and perform its obligations under this Agreement and all such action has been duly authorized by all necessary proceedings on its part. This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company enforceable in accordance with its terms.

     11. PAYMENT TO THE COMPANY. During the term of this Agreement, Sahara shall pay the Company $70,000 per month (prorated for any partial month) from the Effective Date to the Termination Date.

     12.  MISCELLANEOUS.

          (a)  GOVERNING LAW.   This Agreement shall be governed by, and
               construed and enforced in accordance with, the laws of the State of Nevada.

          (b)  LITIGATION.   If this Agreement or any term or provision
               hereof becomes the subject of litigation, the prevailing party in such litigation shall be entitled to recover from the non-prevailing party court costs and reasonable attorneys' fees.

          (c)  ENTIRE AGREEMENT.   This Agreement contains the entire
               understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, whether written or oral, relating to the subject matter hereof.

          (d)  INVALIDITY.   If any provision contained in this Agreement
               shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such provision shall be deemed modified so as to constitute a provision conforming as nearly as possible to such invalid, illegal, or unenforceable provision while still remaining valid and enforceable; and the remaining terms and provisions contained herein shall not be affected thereby.

          (e)  ASSIGNMENT.   Sahara shall not assign this Agreement or its
               duties hereunder without the prior written consent of the Company.

          (f)  AMENDMENT.   This Agreement may not be amended by any oral

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               agreement or understanding, but only by an amendment in
               writing, executed by the parties hereto.

          (g) BINDING AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          (h)  WAIVER.   No waiver of any breach or default hereunder shall
               be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.


                                   SAHARA IMPORTS, INC.


                                   By:
                                       -----------------------------------
                                       Robert W. Hall, Vice President


                                   VINCI, INC.


                                   By:
                                       -----------------------------------
                                       Ronald C. Vinci, President



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